UNITED STATES

                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K


                          CURRENT REPORT

                Pursuant to Section 13 or 5(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) May 22, 2000


                  PENTECH INTERNATIONAL INC.
      (Exact name of registrant as specified in its charter)


                           DELAWARE
          (State or other jurisdiction of incorporation)


     0-15374                        23-2259391
(Commission File Number)        (IRS Employer Identification No.)


195 Carter Drive, Edison, NJ                     08817
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (732) 287-6640



(Former name or former address, if changed since last report).




                           Page 1 of 3.

Item 5.   Other Events.


     On May 22, 2000, Pentech International Inc. (the "Company") entered into an Agreement of Merger of JAKKS Acquisition II, Inc. ("Merger Sub") with and into the Company by and among JAKKS Pacific, Inc. ("JAKKS"), Merger Sub and the Company (the "Merger Agreement"). Subject to the satisfaction of customary conditions, including required regulatory approvals, the Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into the Company in exchange for merger consideration of $1.40 per share of Common Stock of the Company (the "Common Stock").

     On May 22, 2000, JAKKS entered into a Voting and Lock-Up Agreement (the "Voting Agreement") with Noelle Makenzie Kalin, Richard S. Kalin, Dana Melnick, David Melnick, Libby Melnick and Norman Melnick, each significant stockholders of the Company (the "Principal Stockholders"). Until completion of the proposed Merger or termination of the Merger Agreement, the Principal Stockholders agreed to vote their shares of Common Stock to adopt the Merger Agreement and to approve the Merger and not to sell, otherwise assign, or relinquish their right to vote, their shares of Common Stock.




Item 7.   Exhibits.

Exhibit No.


10.1 Agreement of Merger of JAKKS Acquisition II, Inc. with and into Pentech International Inc. dated May 22, 2000.

10.2 Voting and Lock-Up Agreement dated May 22, 2000 by and between JAKKS Pacific, Inc. and the stockholders of Pentech International Inc. listed on the signature page thereof.





                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   PENTECH INTERNATIONAL INC.



May 31, 2000                       By:s/David Melnick
                                      David Melnick,
                                      President and Chief
                                      Executive Officer